UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 26, 2005

OMNICOM GROUP INC.
(Exact Name of Registrant as Specified in Charter)

New York (State or Other Jurisdiction of Incorporation)	1-10551 (Commission File Number)	13-1514814 (IRS Employer Identification No.)

437 Madison Avenue, New York, NY (Address of Principal Executive Offices)	10022 (Zip Code)

Registrants’ telephone number, including area code: (212) 415-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14(d)-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13(c) under the Exchange Act

Item 2.02 Results of Operations and Financial Condition.

        On July 26, 2005, Omnicom Group Inc. (“Omnicom”) issued an earnings release reporting its financial results for the three and six months ended June 30, 2005. A copy of this earnings release is attached as Exhibit 99.1 hereto. Following the issuance of this earnings release, Omnicom hosted an earnings call in which its financial results for the three and six months ended June 30, 2005 were discussed. The investor presentation materials used for the call are attached as Exhibit 99.2 hereto.

        On July 26, 2005, Omnicom posted the materials attached as Exhibits 99.1 and 99.2 on its web site (www.omnicomgroup.com).

        As discussed on page 1 of Exhibit 99.2, the investor presentation contains forward-looking statements within the meaning of the federal securities laws. These statements are present expectations, and are subject to the limitations listed therein and in Omnicom’s other SEC reports, including that actual events or results may differ materially from those in the forward-looking statements.

        The foregoing information (including the exhibits hereto) is being furnished under “Item 2.02 Results of Operations and Financial Condition” and “Item 7.01 Regulation FD Disclosure.” Such information (including the exhibits hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

        The filing of this Report and the furnishing of this information pursuant to Items 2.02 and 7.01 (including the investor presentation) do not mean that such information is material or that disclosure of such information is required.

Item 7.01 Regulation FD Disclosure.

See “Item 2.02 Results of Operations and Financial Condition” above.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description

99.1	Earnings release dated July 26, 2005.

99.2	Investor presentation materials dated July 26, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICOM GROUP INC.

By: /s/ Philip J. Angelastro
Name: Philip J. Angelastro Title: Senior Vice President and Controller

Date: July 26, 2005

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Earnings release dated July 26, 2005.

99.2	Investor presentation materials dated July 26, 2005.

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